Exhibit 99.1

Virage Logic Reports Fourth Quarter and Fiscal Year 2008 Results

Company Returns to Profitability and Revenues Increase 28% Year-Over-Year

FREMONT, Calif.--(BUSINESS WIRE)--November 3, 2008--Virage Logic Corporation (NASDAQ:VIRL), the semiconductor industry’s trusted IP partner, today reported its financial results for the fourth quarter and fiscal year ended September 30, 2008.

For fiscal 2008, total revenues were $59.3 million compared to $46.5 million for the prior year. Revenues for the fourth quarter of fiscal 2008 were $15.5 million, compared with $13.1 million for the fourth quarter of fiscal 2007 and $15.1 million for the third quarter of fiscal 2008.

License and maintenance revenue for the fourth quarter of fiscal 2008 was $12.1 million, compared with $9.9 million for the same period a year ago and $12.3 million for the prior quarter. Royalties for the fourth quarter of fiscal 2008 were $3.4 million, compared with $3.2 million for the fourth quarter of fiscal 2007 and $2.8 million for the third quarter of fiscal 2008.

Net loss for the fourth quarter ended September 30, 2008 on a GAAP basis was $47,000, or $(0.00) per share, compared with a net loss of $0.4 million, or ($0.02) per share for the fourth quarter of fiscal 2007. For the 2008 fiscal year net income was $0.6 million or $0.02 per share fully diluted compared to a loss of $4.6 million or ($0.20) per share for fiscal 2007.

On a non-GAAP basis which excludes the effects of FAS123R stock compensation expense, restructuring and acquisition related charges, the company would have reported a net income of $0.9 million, or $0.04 per share for the quarter ended September 30, 2008 and $4.8 million or $0.20 per share for the full fiscal year ended September 30, 2008. The reconciliation of GAAP to non-GAAP includes $1.4 million of stock-based compensation expense and approximately $0.2 million of acquisition related charges reduced by $0.7 million tax effect for a net total of $0.9 million.

Dan McCranie, executive chairman for Virage Logic, said, “Our Company performed well in almost every department last year. Out of our total fiscal 2008 revenue of $59.3 million, license and maintenance revenue for the year was at an historical high of $47.3 million and our earnings of $0.04 per share on a non-GAAP basis was the fifth quarter of consecutive non-GAAP profitability. In addition to these metrics, we also made good progress on the key transformative initiatives we established early in fiscal 2007, including the following:

  Being first-to-market with next generation advanced technology products. We introduced our 40nm SiWare™ memory compiler and logic library IP and introduced our Intelli™ DDR3 memory controller interface IP on the 65-nanometer (nm) process node. I’m also particularly proud of the early successes we have had on the 32nm process node. In the fourth quarter, we taped out our first 32nm test chip and booked our first 32nm customer engagement with a major IDM.
  Broadening our product portfolio. Our stated goal was to broaden our product portfolio through both organic and inorganic growth. During the year we executed well on this initiative and as a result we were able to expand our customer base, broaden our product offerings and increase our revenue. The acquisition of Ingot Systems in late fiscal 2007 established our Application Specific IP (ASIP) product line - comprising our advanced DDR offerings – and in fiscal 2008 we experienced good acceptance with this new product line. In late fiscal 2008, we acquired Impinj Incorporated’s IP business, thus broadening our non-volatile memory (NVM) electrically alterable product offerings and establishing ourselves as the NVM market leader. On the organic product front, in addition to our SiWare product family, we also introduced the latest release of the STAR™ Memory System that features an open memory interface to give designers the freedom to use the system's capabilities with their choice of Virage Logic memories, other commercially available third-party memories or internally developed embedded memories.
  Building Virage Logic into a company that is a Trusted IP Partner in the industry. We made strong progress on this initiative through deeper engagements with long standing customers such as AMD, ADI, CSR, and four more tier one IDM partners, as well as through deeper strategic engagements with our foundry partners. We also engaged with numerous new customers including NextIO, 3Leaf, Movidia and a leading FPGA provider.
  Improvement in royalties from advanced nodes. During this past quarter, we saw growth in royalties from our advanced node products, particularly at the 65 and 55nm process nodes. This contributed to total royalties for the fourth quarter of $3.4 million, a 19.7% increase over the previous quarter. We believe we will see increasing royalties at these advanced nodes in future quarters.

Mr. McCranie continued, “As a result of the work done by all of our employees this past year, we significantly expanded our bookings opportunity pipeline for fiscal Year 2009. This was a result of both organic and inorganic product line expansion, as well as a much improved demand creation program, enabling Virage Logic to engage on a broader and deeper basis with our global customer base. I am proud and appreciative of the efforts of our talented employees as we executed well on our transformation initiatives.

As we began fiscal 2009, we announced the promotion of Dr. Alex Shubat, Virage Logic’s co-founder and chief operating officer, to president and chief executive officer, and my appointment to executive chairman. Alex provided the innovation leadership and strong management direction during the early phases of our transformation and it was with great confidence that I relinquished the CEO role, with all the responsibilities that the position holds, to him in early October. As executive chairman, I will focus on corporate strategies, demand creation, investor relations and merger and acquisition activities. Both Alex and I believe that, with this change, we can accelerate the drive to make our company the largest and most trusted IP partner in the semiconductor industry.”

Dr. Alex Shubat stated, “As Dan noted, we made significant progress on our transformation initiatives in fiscal 2008. As we enter fiscal 2009, we have a strong executive team in place, a new product line operational structure, and robust, scalable productivity programs that I believe will enable us to make strong progress against our transformation goals. In terms of our business outlook for the first quarter of fiscal 2009, we enter the quarter with a strong opportunity pipeline and we believe that we are starting to see the increases in royalties as a result of the strong 65 and 55 nm license wins of fiscal 2007 and 2008. In projecting forward revenue, however, these positives must be weighed against the cautious outlook coming from our foundry partners, semiconductor IDM customers and fabless IC customers. Accordingly, we are being conservative in our outlook and are forecasting total revenue that will be flat to slightly up for the first quarter of fiscal 2009 as compared to the fourth quarter of fiscal 2008.”

“In summary, we anticipate first quarter fiscal 2009 revenues of $15.5 million to $16.0 million and non-GAAP earnings per share of $0.02 to $0.04 per share. The company expects approximately $1 million in non-GAAP expense comprised of FAS123R stock compensation expense and acquisition related expenses.”

Although this news release will be available on the company’s website, the company disclaims any duty or intention to update these or any other forward-looking statements.

Use of Non-GAAP Information

We believe the financial figures we include that are not presented in accordance with GAAP assist investors in understanding our business and operating results. This information is intended to provide investors with useful supplemental data regarding the underlying economics of our business operations because operating results presented under GAAP may include charges that are nonrecurring or not necessarily relevant to ongoing operations, or are difficult to forecast for future periods. The Company’s management evaluates and makes operating decisions about its business operations primarily based on revenue and the core costs of those business operations. Management believes that acquisition related charges, stock-based compensation and restructuring charges are not part of its core business operations. Therefore, management presents non-GAAP financial measures, along with GAAP measures, in this earnings release by excluding these items from the period expenses. The income statement line items involved in the adjustment from GAAP to non-GAAP presentation in this earnings release are restructuring charges, acquisition related charges and stock-based compensation that are included in cost of revenues, research and development, general and administrative and sales and marketing expenses. To determine our non-GAAP tax provision, the Company recalculates tax based on non-GAAP income before taxes and adjusts accordingly.

For each such non-GAAP measure, the adjustment provides management with information about the Company’s underlying operating performance that enables a more meaningful comparison of our finance results in different reporting periods. For example, since the Company does not acquire businesses on a predictable cycle, management excludes acquisition-related charges in order to provide a more consistent and meaningful evaluation of the Company’s operating expenses. Management also excludes the impact of stock-based compensation to help it compare current period operating expenses against the operating expenses for prior periods. In addition, the availability of non-GAAP information helps management track actual performance relative to financial targets. This information also helps investors compare the Company’s performance with other companies in the industry, which use similar financial measures to supplement their GAAP financial information.

Management recognizes that the use of these non-GAAP measures has limitations, including the fact that management must exercise judgment in determining which types of charges should be excluded from the non-GAAP financial information. Management believes that providing this non-GAAP financial information, in addition to GAAP information, facilitates consistent comparison of the Company’s financial performance over time. The Company has historically provided non-GAAP information to the investment community, not as an alternative but as an important supplement to GAAP information, to enable investors to evaluate the Company’s core operating performance in the way that management does.

Our non-GAAP financial measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP financial measures. Non-GAAP financial measures have limitations as they do not include all items of income and expense that affect our operations, and accordingly should always be considered as supplemental to our financial results presented in accordance with GAAP.

Conference Call

Virage Logic's management will hold a teleconference on fourth-quarter and fiscal year 2008 results at 1:30 p.m. PACIFIC / 4:30 p.m. EASTERN today, November 3, 2008. Participants can access the call by dialing (888) 413-9033 (domestic) or (706) 679-5076 (international) or can listen via a live Internet webcast, which can be found on the Investor Relations page of the Virage Logic website at www.viragelogic.com. A replay of the call will be available at (800) 642-1687 (domestic) or (706) 645-9291 (international), access number 68805118 through November 6, 2008; and the webcast can be accessed at www.viragelogic.com for 30 days.

About Virage Logic

Virage Logic is a leading provider of semiconductor intellectual property (IP) for the design of complex integrated circuits. The company’s highly differentiated product portfolio includes embedded SRAMs, embedded NVMs, embedded test and repair, logic libraries, memory development software, and DDR memory controller subsystems. As the industry’s trusted semiconductor IP partner, foundries, IDMs and fabless customers rely on Virage Logic to achieve higher performance, lower power, higher density and optimal yield, as well as shorten time-to-market and time-to-volume. For further information, visit www.viragelogic.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Statements made in this news release, other than statements of historical fact, are forward-looking statements, including, for example, statements relating to company trends, business outlook and technology leadership. Forward-looking statements are subject to a number of known and unknown risks and uncertainties, which might cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include Virage Logic’s ability to improve its operations; its ability to forecast its business, including its revenue, income and order flow outlook; Virage Logic’s ability to execute on its strategy; Virage Logic’s ability to continue to develop new products and maintain and develop new relationships with third-party foundries and integrated device manufacturers; adoption of Virage Logic’s technologies by semiconductor companies and increases or fluctuations in the demand for their products; the company’s ability to overcome the challenges associated with establishing licensing relationships with semiconductor companies; the company’s ability to obtain royalty revenues from customers in addition to license fees, to receive accurate information necessary for calculating royalty revenues and to collect royalty revenues from customers; business and economic conditions generally and in the semiconductor industry in particular; competition in the market for semiconductor IP platforms; and other risks including those described in the company’s Annual Report on Form 10-K for the period ended September 30, 2007, and in Virage Logic’s other periodic reports filed with the SEC, all of which are available from Virage Logic’s website (www.viragelogic.com) or from the SEC’s website (www.sec.gov), and in news releases and other communications. Virage Logic disclaims any intention or duty to update any forward-looking statements made in this news release.

All trademarks are the property of their respective owners and are protected herein.

Virage Logic Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per-share amounts)
(Unaudited)

	For the Three Months Ended September 30,		For the Twelve Months Ended September 30,
	2008	2007	2008	2007
Revenue:
License and maintenance	$12,139	$9,946	$47,261	$34,379
Royalties	3,374	3,203	12,069	12,148
Total revenues	15,513	13,149	59,330	46,527
Cost and expenses:
Cost of revenues	2,924	2,966	11,106	12,938
Research and development	7,677	5,145	27,725	20,346
Sales and marketing	3,634	3,997	14,749	15,464
General and administrative	2,336	2,020	8,382	8,891
Restructuring charges	—	—	316	580
Total cost and expenses	16,571	14,128	62,278	58,219
Operating loss	(1,058)	(979)	(2,948)	(11,692)
Interest income and other, net	755	967	3,395	3,845
Income (loss) before taxes	(303)	(12)	447	(7,847)
Income tax (benefit) provision	(256)	364	(107)	(3,242)

Net income (loss)	$(47)	$(376)	$554	$(4,605)

Earnings per share:
Basic	$(0.00)	$(0.02)	$0.02	$(0.20)
Diluted	$(0.00)	$(0.02)	$0.02	$(0.20)

Shares used in computing per share amounts:
Basic	23,217	23,096	23,423	23,111
Diluted	23,217	23,096	23,673	23,111

Reconciliation of GAAP to Non-GAAP Financial Results

Statement of Operations Reconciliation(in thousands)	Three Months Ended September 30, 2008	Three Months Ended September 30, 2007	Twelve Months Ended September 30, 2008	Twelve Months Ended September 30, 2007
GAAP net income (loss)	$(47)	$(376)	$554	$(4,605)
Stock-based compensation expense charged to operating expense	1,398	928	3,531	4,341
Stock-based compensation expense related to custom contracts	30	—	53	246
In process R&D, amortization of intangibles and expense for earn-outs related to acquisitions	248	123	2,321	123
Impairment of intangible assets	—	—	74	—
Restructuring charges	—	—	316	580
Tax effect	(748)	(227)	(2,079)	(1,460)
Non-GAAP net income	$881	$448	$4,770	$(775)

Earnings per share:
Basic	$0.04	$0.02	$0.20	$(0.03)
Diluted	$0.04	$0.02	$0.20	$(0.03)

Shares used in computing per share amounts:
Basic	23,217	23,096	23,423	23,111
Diluted	23,401	23,414	23,673	23,111

Virage Logic Corporation
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	September 30, 2008	September 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$13,214	$14,820
Short-term investments	31,148	42,840
Accounts receivable, net	16,526	12,170
Costs in excess of related billings on uncompleted contracts	972	1,134
Deferred tax assets – current	1,255	1,939
Prepaid expenses and other current assets	4,995	4,766
Taxes receivable	2,733	2,320
Total current assets	70,843	79,989

Property, equipment and leasehold improvements, net	3,966	3,643
Goodwill	11,751	11,355
Other intangible assets, net	6,270	2,705
Deferred tax assets	14,548	13,178
Long-term investments	21,443	17,528
Other long-term assets	383	473

Total assets	$129,204	$128,871

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,023	$1,027
Accrued expenses	5,678	4,659
Deferred revenue	8,866	8,996
Income taxes payable	2,785	2,992
Total current liabilities	18,352	17,674
Deferred tax liabilities	—	978
Other long-term liabilities	150	—
Total liabilities	18,502	18,652

Stockholders’ equity:
Common stock	24	23
Additional paid-in capital	141,220	135,926
Accumulated other comprehensive income	207	1,009
Accumulated deficit	(26,185)	(26,739)
Treasury Stock	(4,564)	—
Total stockholders’ equity	110,702	110,219

Total liabilities and stockholders’ equity	$129,204	$128,871

CONTACT:
Virage Logic Corporation
Brian Sereda, 510-360-8017
Chief Financial Officer
brian.sereda@viragelogic.com